Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Borrower WiSA Technologies, Inc. a Delaware corporation 15268 NW Greenbrier Pkwy Beaverton, OR 97006	Lender Meriwether Group Capital Hero Fund LP, a Delaware limited partnership 2001 N.W. 19th Avenue, Suite 103B Portland, OR 97209

Loan No. 1016	Effective Date September 8, 2023

Origination Fee $50,000.00	Term Loan Principal Amount $650,000.00

This Loan and Security Agreement (this “Agreement”) is dated as of the Effective Date set forth above among the borrower named above (the “Borrower”) and the Lender named above (the “Lender”).

1.            Loan and Terms of Payment.

1.1.         Promise to Pay. Borrower promises to pay Lender, or order, in lawful money of the United States of America, the principal amount of the Loan(s) described above or so much as may be outstanding, together with interest on each of the unpaid outstanding principal balances from the date of the advance until repayment of the advance or maturity, whichever occurs first.

1.2.         Term Loan.

1.2.1.       Availability. Subject to the satisfaction of the terms and conditions of this Agreement, Lender agrees to make a term loan (the “Term Loan”) available to Borrower on the Effective Date in the principal amount of the Term Loan described above.

1.2.2.       Loan Purpose. Borrower will use the proceeds of the Term Loan as working capital to support business expansion and an equity raise.

1.2.3.       Origination Fee. Borrower shall pay to Lender a fully earned, non-refundable, Origination Fee in the amount of fifty thousand and 0/100 dollars ($50,000.00) due and payable on the Effective Date.

1.2.4.       Interest Rate. The annual interest rate on the Term Loan shall be a fixed rate of eighteen percent (18%) per annum.

1.2.5.       Payments. None. Payment equal to all unpaid principal and accrued interest shall be due and payable on the Maturity Date described in Section 1.2.5, as may be extended. All payment must be received by Lender consistent with any written payment instructions provided by Lender. If payment is made consistent with Lender’s payment instructions but received after 5:00 PM Pacific Time on a business day, Lender will credit Borrower’s payment on the next business day. Unless otherwise agreed or required by applicable law, payment will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.

1.2.6.       Maturity Date. All unpaid principal and accrued interest of the Term Loan shall be due and payable on November 7, 2023 (the “Maturity Date”). Provided no Event of Default has occurred and is continuing, Borrower may extend the Maturity Date to: December 7, 2023, by providing written notice to Lender at the address above no later than fifteen (15) days prior to the initial Maturity Date, and payment of a fully-earned, non-refundable extension fee of in the amount of twenty thousand and 0/100 dollars ($20,000.00).

1.2.7.       Exit Fee. Borrower shall pay to Lender a fully earned, non-refundable, Exit Fee in the amount of fifty thousand and 0/100 dollars ($50,000.00) due and payable on the Maturity Date.

1.2.8.       Prepayment. Borrower agrees that all origination and other fees and other prepaid finance charges are earned fully as of the Effective Date and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. After delivering to Lender written notice of intent to prepay, Borrower may prepay all or part of the remaining principal balance provided Borrower pays the Exit Fee described above and all other applicable fees. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent installments or change the amount of such installments, unless Lender shall in its sole discretion otherwise agree in writing. Borrower expressly waives any right to prepay the Term Loan except as provided in this section. Borrower agrees not to send Lender payments marked “paid in full,” “without recourse,” or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to the address shown above.

1.2.9.       Late Payment. Subject to applicable law, if any payment is not made within ten (10) days of its due date, Lender may collect a delinquency charge of the greater of five percent (5%) of the unpaid amount or Ten Dollars ($10). Collection of the late payment fee shall not be deemed to be a waiver of the Lender’s right to declare a default hereunder. The delinquency charge shall not apply to the balloon payment owing at the scheduled Maturity Date.

1.3.         Default Rate. Notwithstanding any contrary provision of this Agreement, upon the occurrence of an Event of Default, including failure to pay upon final maturity, subject to and as permitted by applicable law, Lender may at its option increase the interest rate on the Loan(s) described in this section to an annual rate equal to twenty-four percent (24%) (the “Default Rate”). Notwithstanding the foregoing, subject to applicable law, if any bankruptcy, insolvency, or receivership proceeding, or an assignment for the benefit of creditors, is commenced by or against Borrower or any other Loan Party, the interest rate on the Loan(s) shall automatically increase to the Default Rate.

1.4.         Computation of Interest. Interest under this Agreement is computed on a three hundred sixty-five/three hundred sixty (365/360) basis; that is, by applying the ratio of the interest rate over a year of three hundred sixty (360) days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Agreement is computed using this method.

1.5.         Fees. Borrower shall pay to Lender a fully earned, non-refundable, Origination Fee, Exit Fee, and applicable Extension Fee, as set forth above. Unless otherwise provided in this Agreement or in a separate writing by Lender, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Lender pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Lender’s obligation to make loans and advances hereunder. Lender may deduct amounts owing by Borrower under this Section from proceeds of the loans.

2.            Security, Guaranties, and Related Matters.

2.1.         Security.

2.1.1.       Collateral. All present and future indebtedness and the Obligations of Borrower to Lender shall be secured by a first priority security interest in the following property and in all other real and personal property collateral described in the Security Documents (collectively, the “Collateral”):

(a)            All of Borrower’s now owned and hereafter acquired personal property, fixtures, attachments, and equipment, including without limitation the following types of property as defined in Article 9 of the Uniform Commercial Code: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Fixtures, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, and Supporting Obligations;

(b)            Any and all proceeds from that certain equity raise as described in Form S-1 which Borrower filed with the United States Securities and Exchange Commission on September 1, 2023; and

(c)            All products and proceeds of the foregoing.

2.1.2.       Grant of Security Interest. Borrower hereby grants Lender to secure the payment and performance in full of all of the Obligations a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

2.1.3.       Security Documents. Lender’s security interests in the Collateral shall be evidenced by this Agreement and by such other security agreements, Uniform Commercial Code financing statements, certificates of title, trust deeds, and other security documents covering the Collateral as Lender may at any time require.

2.1.4.       Additional Acts. As a condition precedent to the effectiveness of this Agreement, and from time to time at Lender’s request, each Loan Party shall execute and/or deliver to Lender such security agreements, Uniform Commercial Code financing statements, certificates of title, deeds of trust, and any other documents and instruments (endorsed or assigned to Lender as Lender may request), which may be required under applicable law or which Lender may request to effectuate the transactions contemplated hereunder and to grant, preserve, protect, perfect, and continue the validity and first priority of Lender’s security interests.

2.1.5.       Maximum Security Amount. Notwithstanding any contrary provision of any Security Document executed by any Loan Party, if any action or proceeding is commenced asserting that any security interest granted to Lender by any Loan Party is subject to avoidance as a fraudulent transfer or fraudulent conveyance or any similar term under any applicable state or federal law, the security interest of Lender in the Collateral shall be limited to Collateral having a value equal to the maximum amount which can or could be transferred to Lender without rendering such Loan Party’s grant of a security interest subject to avoidance under such law in such action or proceeding.

2.1.6.       Authorization to File Financing Statements. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Lender under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion. This is a continuing security agreement and will continue in effect even though all or any part of the Obligations is paid in full and even though for a period of time Borrower may not be indebted to Lender. Upon payment of the Loan in full, Lender shall promptly file a termination statement terminating any financing statements filed by Lender.

2.1.7.       Possessory Agency Agreements; Control Agreements; Collateral in “Street Name.” Upon the request of Lender, Borrower will promptly obtain from any entity holding or controlling any Collateral such documents as Lender deems necessary to evidence its security interest in and exclusive possession of such Collateral, including without limitation an exclusive possessory agency agreement or control agreement satisfactory to Lender, or as to any securities account(s) or security entitlement(s), nominate Lender as sole entitlement holder with respect thereto. Borrower agrees that Lender has control over all investment property pledged by Borrower and directs any securities intermediary (including Lender) and/or issuer to comply with any instructions or entitlement orders of Lender as to the Collateral without further consent of Borrower. In the event Lender also acts in the capacity of a securities intermediary with respect to the Collateral, this Agreement shall give Lender “control” of the Collateral, as that term is defined in the Uniform Commercial Code. If any Collateral is not registered in Borrower’s legal name, Borrower will furnish Lender with satisfactory written proof of Borrower’s bona fide ownership of same. Upon request of Lender, Borrower will have any Collateral registered in Borrower’s legal name at Borrower’s expense.

2.2.         Lender’s Rights and Obligations with Respect to Collateral. Lender may hold the Collateral until all the Obligations have been paid and satisfied. Lender shall have the following rights in addition to all other rights it may have by law:

2.2.1.       Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, control, receive, or manage the Collateral, including payment of any liens or claims against the Collateral. Lender may charge any cost incurred in so doing to Borrower.

2.2.2.       Income and Proceeds from the Collateral. Lender may receive all Income and Proceeds and add it to the Collateral. Borrower agrees to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may be received by, paid, or delivered to Borrower or for Borrower’s account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

2.2.3.       Application of Cash. At Lender’s option, Lender may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, retirement, split up, dividend, distribution, or other disposition of the Collateral, to the satisfaction of the Obligations or such portion thereof as Lender shall choose, whether or not matured.

2.2.4.       Collection of Collateral. Lender, at Lender’s option may, but need not, collect directly from the obligors on any of the Collateral all Income and Proceeds or other sums of money and other property due and to become due under the Collateral, and Borrower authorizes and directs the obligors, if Lender exercises such option, to pay and deliver to Lender all Income and Proceeds and other sums of money and other property payable by the terms of the Collateral and to accept Lender’s receipt for the payments.

2.2.5.       Power of Attorney. Borrower irrevocably appoints Lender as Borrower’s attorney-in-fact (coupled with an interest and irrevocable while any Obligations remains outstanding), with full power of substitution, (a) to demand, collect, receive, receipt for, sue, and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing, or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign, and endorse any and all instruments, receipts, checks, drafts, and warrants issued in payment for the Collateral; (c) to nominate itself as entitlement holder for any or all of the Collateral; (d) to settle or compromise any and all claims arising under the Collateral and, in the place and stead of Borrower, execute and deliver Borrower’s release and acquittance for Borrower; (e) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Lender’s own name or in the name of Borrower, or otherwise, which in the discretion of Lender may seem to be necessary or advisable; and (f) to execute in Borrower’s name and to deliver to the Obligors on Borrower’s behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

2.3.         Expenditures by Lender. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Borrower under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining, and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the highest rate applicable to the Obligations from the date incurred or paid by Lender to the date of repayment. All such expenses shall become a part of the Obligations and, at Lender’s option, will (a) be payable on demand, (b) be added to the balance of any note evidencing the Obligations and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy, or (ii) the remaining term of this Agreement, or (c) be treated as a balloon payment which will be due and payable at the maturity of this Agreement. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

2.4.         Limitations in Obligations of Lender. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender’s possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for (a) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral, (b) preservation of rights against parties to the Collateral or against third persons, (c) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (d) informing Borrower about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

3.            Conditions Precedent.

3.1.         Initial Conditions Precedent. The effectiveness of this Agreement and Lender’s agreement to advance any amounts under this Agreement is subject to execution of this Agreement and satisfaction of each of the following conditions precedent (each, an “Initial Condition”) concurrently with or prior to execution of this Agreement:

3.1.1.       Lender shall have received executed originals of this Agreement and each other Loan Document required by Lender.

3.1.2.       Lender shall have received all organizational documents, resolutions, authorizations, good standing certificates, certificates of existence, and other documents and information Lender may request relating to the due organization, valid existence, qualification to do business, and good standing of the Loan Parties, the ability and authority of such Persons to execute and carry out the transactions contemplated by the Loan Documents, and any other related matters, each in form and substance satisfactory to Lender.

3.1.3.       Lender shall have received the fees required in Section 1.5 above.

3.1.4.       All required insurance shall be in full force and effect and Lender shall have received such evidence thereof as it requires.

3.1.5.       Lender shall have a valid and perfected first priority security interest in the Collateral and shall have received satisfactory evidence of perfection and the priority of its security interest, including without limitation such Uniform Commercial Code and other searches, signed termination statements, and other filings as it deems appropriate.

3.1.6.       Lender shall have received all documents, records, and other materials related to that certain equity raise as described in Form S-1 which Borrower filed with the United States Securities and Exchange Commission on September 1, 2023.

3.1.7.       Lender shall have received such additional documents and information and each Loan Party shall have satisfied such additional requirements as Lender reasonably requires.

3.2.            Conditions Precedent to Term Loan. Lender’s agreement to make the Term Loan and any part thereof, including the initial Loan or the available extension in Section 1.2.5 is subject to satisfaction of the Initial Conditions and the following conditions on the date any Loan is made.

3.2.1.       No Default shall have occurred or will exist after giving effect to the making of such Loan.

3.2.2.       The representations and warranties in this Agreement and the other Loan Documents shall be true and correct as of such date.

3.2.3.       Lender shall have completed an in-person site visit and meet with Borrower CEO and other relevant management team members, as satisfactory to Lender.

3.2.4.       Lender shall have received the applicable fees.

3.3.         Non-Waiver of Conditions Precedent. If Lender agrees to disburse the initial amount under this Agreement prior to the time that all Conditions Precedent in Sections 3.1 and 3.2 are satisfied, that shall not constitute a waiver of Lender’s right to require satisfaction of such conditions and each Loan Party agrees that it will satisfy all such conditions within thirty (30) days after such advance is funded. In addition to the other Events of Default set forth in this Agreement, failure of Borrower and the other Loan Parties to satisfy all such conditions within such time period shall constitute an Event of Default under this Agreement and each of the other Loan Documents.

4.            Representations and Warranties. Until termination of the availability of any loans hereunder and payment and performance in full of all Obligations of each Loan Party under the Loan Documents, each Loan Party hereby continuously represents and warrants to and agrees with Lender as follows:

4.1.         Existence and Power. It is a duly organized and validly existing corporation, is duly qualified and in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, and has full power, authority, and legal right and possesses all necessary licenses and permits to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver, and perform the Loan Documents and all other documents to be executed and delivered by it.

4.2.         Authorization. Its execution, delivery, and performance of the Loan Documents and all documents to be executed, delivered, or performed by it and any borrowing in connection therewith have been duly authorized by all necessary entity action, do not require the approval of any governmental agency or other Person, do not contravene any law, regulation, rule, order, or restriction binding on it or its certificate of incorporation, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected.

4.3.         Litigation. There are no actions, proceedings, investigations, or claims pending against it, or to its knowledge, threatened against or affecting it, before any court or arbitrator or any governmental body or agency which would be likely to result in a judgment or order against it (in excess of insurance coverage) for more than fifty thousand and 0/100 dollars ($50,000.00) individually or in the aggregate.

4.4.         Financial Condition. All financial statements and other financial information heretofore delivered to Lender fairly present as of the date thereof its financial condition and the results of its operations and cash flows for the period then ended, all in accordance with GAAP. Since the date of the most recent financial statements, except as disclosed to Lender in writing, there have been no material adverse changes in its financial condition or operations and it has not incurred any additional debt.

4.5.         Taxes. It has filed all tax returns and reports required of it, and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it, including interest and penalties, except for taxes which are being contested in good faith by appropriate proceedings and as to which adequate reserves are being maintained.

4.6.         Other Agreements. It is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets, which such breach or default would have a material adverse effect on its financial condition or operations.

4.7.         Good Title. It is the true and lawful owner of and has good title to all Collateral and to all other properties included on its most recent financial statements and it will have good title to all such Collateral and property acquired hereafter.

4.8.         Security Interest. The liens created or to be created in favor of Lender under this Agreement and any other Security Documents do and will at all times on and after the effective date of this Agreement constitute first priority security interests in the Collateral and there will be no other liens or encumbrances on the Collateral.

4.9.         Solvency, Etc. It is Solvent and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, including the making of any Loan and the use of the proceeds thereof, will be Solvent.

4.10.       Compliance with Laws. It is in compliance with all applicable federal, state, regional, and local laws, regulations, and ordinances, including without limitation all environmental permits, Environmental Laws, and Access Laws.

4.11.       ERISA and FLSA Compliance. Any employee pension benefit plan (“Plan”) maintained for its employees which is subject to the Employment Retirement Income Security Act of 1974 and any regulations issued pursuant thereto complies in all material respects with ERISA and any other applicable laws and (a) such Plan has not incurred any material accumulated “funding deficiency,” and (b) with respect to such Plan, no “reportable event” nor “prohibited transaction” has occurred. It is in full compliance with the Fair Labor Standards Act.

4.12.       No Material Misstatements. No report, financial statement, representation, or other information furnished by it to Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.13.       Enforceability. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered to Lender will constitute a legal, valid, and binding obligation of such Loan Party, enforceable in accordance with its terms.

4.14.       Regulated Entities. No Loan Party, any Person controlling any Loan Party, or any Subsidiary of any of them is an “Investment Company” within the meaning of the Investment Company Act of 1940. No Loan Party is subject to regulation under the Federal Power Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

4.15.       Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

4.15.1.    Borrower, its Subsidiaries, and their respective officers and employees and, to the knowledge of Borrower, their directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, any Subsidiary, or to the knowledge of Borrower or such Subsidiary any of their respective directors, officers, or employees is a Sanctioned Person. All loans under this Agreement and the use of proceeds thereof or the other transactions contemplated hereby will not violate Anti-Corruption Laws or applicable Sanctions.

4.15.2.    Neither the making of any Loan nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.

4.15.3.    Borrower shall not use, and Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees, and agents shall not use the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (b) in any manner that would results in the violation of any applicable Sanctions.

4.16.       Name; Location. Except as disclosed in writing to Lender or as disclosed in Borrower’s filings with the United States Securities and Exchange Commission, Borrower’s name and organizational structure have remained the same during the past five (5) years. Borrower will not change its name, do business under any other name, use any trade name, or change its location or registration (if Borrower is a registered organization) to another state without giving Lender at least ten (10) days prior written notice thereof. Borrower will not change its status or organizational structure without Lender’s prior written consent.

4.17.       Continuing Representations and Warranties. Each request by Borrower for a Loan shall be deemed to be its representation and warranty that (a) such loan may be made without exceeding the applicable maximum amount determined in accordance with the provisions of this Agreement, (b) no Default has occurred or will exist after giving effect to the making of such loan, and (c) all representations and warranties set forth in this Agreement and the other Loan Documents are true, accurate, and complete as of, and are deemed made as of, the date of such request. All representations and warranties made by any Loan Party in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall remain in full force and effect until, shall be true and correct at all times until, and shall be deemed made continuously until payment and performance in full of all obligations of each Loan Party under the Loan Documents.

5.            Affirmative Covenants. Until termination of the availability of any loans hereunder and payment and performance in full of all Obligations of each Loan Party under the Loan Documents, each Loan Party agrees that, except as otherwise agreed by Lender in writing:

5.1.         Intentionally Deleted.

5.2.         Inspection Rights. At any reasonable time, and from time to time, it will permit Lender to examine and make copies of and abstracts from its records and books of account, to visit its properties, and to discuss its affairs, finances, and accounts with any of its officers or representatives.

5.3.         Collateral Audits. It will permit Lender by or through any of Lender’s representatives, attorneys, or accountants and at the expense of Borrower, at such intervals as may be required by Lender in its sole discretion, to conduct audits of and to verify the Collateral.

5.4.         Keeping of Books and Records. It will keep adequate records and books of account in which complete entries will be made reflecting all material financial transactions and, except as otherwise specifically provided herein, will prepare all financial statements, computations, and information required hereunder in accordance with GAAP.

5.5.         Other Obligations. It shall file all required tax returns and reports and it shall pay and discharge before the same shall become delinquent all indebtedness, taxes, and other obligations for which it is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a lien upon its assets, unless it is contesting the indebtedness, taxes, or other obligations in good faith and provision has been made to the reasonable satisfaction of Lender for the payment thereof in the event any such contest is determined adversely to it.

5.6.         Insurance.

5.6.1.       Borrower will provide, maintain, and deliver to Lender policies of insurance upon all of the Collateral, and on its properties and operations, carried with companies acceptable to Lender, in such form and amounts, with such endorsements and covering such risks as Lender may require. Lender shall be designated as loss payee with a “Lender’s Loss Payable” endorsement on all casualty policies and, if required by Lender, as an additional insured on all liability policies. Without limiting the foregoing, Borrower shall maintain, with financially sound and reputable independent insurers, all insurance required by law and insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

5.6.2.       All policies shall include a provision that such policies will not be cancelled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days prior written notice to Lender. Each policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission, or default of Borrower or any other Person and shall include the agreement of the insurer waiving all rights of setoff, counterclaim, and/or deduction against Borrower.

5.6.3.       Borrower shall furnish to Lender an original duplicate policy or, at Lender’s option, a certificate of insurance in a form acceptable to Lender. At least thirty (30) days prior to the expiration date of each policy, Borrower shall furnish Lender a renewal policy, together with evidence that the renewal premium has been paid.

5.7.         ERISA Compliance. It will cause each Plan to comply in all material respects with ERISA and any other applicable laws, will promptly make all contributions necessary to meet the minimum funding standards set forth in ERISA and will promptly notify Lender of the occurrence of any “reportable event” (as defined in ERISA) or any other event which might constitute grounds for termination of any ERISA Plan. It will not terminate any ERISA Plan nor permit to exist any “termination event” (as defined in ERISA).

5.8.         Compliance with Laws. It shall comply and shall cause each Subsidiary to comply in all material respects with all federal, state, regional, local, and other governmental laws, regulations, ordinances, or deeds, writs, judgments, injunctions, decrees, or awards to which it may be subject (including but not limited to the Fair Labor Standards Act and all Environmental Laws, Access Laws, Anti-Corruption Laws, and applicable Sanctions), and promptly provide written notice to Lender of the receipt of any notice of violation thereof from any governmental authority which violation, alone or together with any other such violations, could reasonably be expected to have a material adverse effect on its business, assets, operations, or condition, financial or otherwise.

5.9.         Management. It will maintain executive and management personnel with qualifications and experience at least comparable to current executive and management personnel and will provide prior written notice to Lender of any change in such personnel.

5.10.       Legal Existence. It shall maintain its existence and, if applicable, good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which such qualification is required and shall maintain all patents, trademarks, intellectual property, franchises, licenses, and permits necessary for the conduct of its business and the transactions contemplated by the Loan Documents.

5.11.       Notification. Promptly after learning thereof, it will notify Lender in writing of:

5.11.1.     The occurrence of any Default, and if such Default is then continuing, a certificate of its chief financial officer or other authorized officer setting forth the details thereof and the action which it is taking or proposes to take with respect thereto.

5.11.2.    The occurrence of any release of any Hazardous Substances onto or affecting any of its property or any adjacent property, any Collateral, or any other environmental problem or liability with respect to any such property.

5.11.3.    The details of any claim, lien, litigation, administrative proceeding, or judgment involving fifty thousand and 0/100 dollars ($50,000.00) or more individually or in the aggregate threatened, instituted, or completed against any Loan Party, any Collateral, or any assets of any Loan Party, including but not limited to any and all enforcement, cleanup, removal, or other governmental or regulatory proceedings pursuant to any Environmental Laws.

5.11.4.    Any material adverse change in the financial condition of any Loan Party.

5.12.       PATRIOT Act Compliance. It shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by Lender in order to assist Lender in maintaining compliance with the PATRIOT Act.

5.13.       Commercial Loan. Borrower shall use the proceeds of the Term Loan solely for business and commercial purposes and not for personal, family, household, or other consumer purposes.

6.            Negative Covenants. Until termination of the availability of any loans hereunder and payment and performance in full of all Obligations of each Loan Party under the Loan Documents, each Loan Party agrees that except with the written consent of Lender:

6.1.         Liquidation, Merger, Etc. It shall not wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or a substantial portion of the assets of any Person or of a line of business or business unit of any Person, except for purchases of inventory and equipment in the ordinary course of business and the acquisition of Comhear, Inc.

6.2.         Sale of Assets. It shall not sell, lease, or dispose of any portion of its business or assets except in the ordinary course of business.

6.3.         Guaranties, Etc. It shall not assume, guarantee, endorse, or otherwise become directly or contingently liable for, nor obligated to purchase, pay, or provide funds for payment of, any obligation or indebtedness of any other Person, except for guaranties for the benefit of Lender and the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

6.4.         Loans and Investments. It shall not (a) make or contract to make any loan or advance to any Person (other than short term trade advances in the ordinary course of business), or (b) purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contributions to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except for (i) investments in its Subsidiaries and Affiliates existing on the date hereof, (ii) time deposit accounts, certificates of deposits, and bankers’ acceptances issued by a financial institution acceptable to Lender, (iii) direct obligations of, or which are unconditionally guaranteed by the United States of America or an agency of the United States of America, and (iv) other investments related to that certain equity raise as described in Form S-1 which Borrower filed with the United States Securities and Exchange Commission on September 1, 2023, which are acceptable to Lender in its sole discretion.

6.5.         Liens. It shall not at any time grant or permit to exist any security interests, liens, or encumbrances in any or all of its presently owned or hereafter acquired property which constitutes Collateral, except liens in favor of Lender.

6.6.         Limitations on Dividends and Compensation. It shall not declare or pay any dividend on any class of its capital stock (except those payable solely in its capital stock); purchase, redeem, or otherwise make any distribution with respect to such capital stock; or pay any salary, bonus, lease payment, or other compensation to any of its shareholders, officers, or directors other than a commercially reasonable salary paid for services as an employees of Borrower; provided, however, that so long as no Default exists or will exist after giving effect to any distribution, and it continues to qualify for tax treatment as if it were a partnership for federal and state income tax purposes, it may pay cash dividends to its shareholders in any fiscal year in amounts not exceeding the shareholders’ federal and state income tax liability for the immediately preceding fiscal year arising as a direct result of its reported income for said fiscal year.

6.7.         Limitations on Distributions and Compensation. It shall not return any capital or make any distribution to its partners or members; redeem, retire, repurchase, or otherwise acquire any of its membership or partnership interests or pay any salary, bonus, lease payment, or other compensation to any of its partners or members other than commercially reasonable salary paid for services as employees; provided, however, that so long as no Default exists or will exist after giving effect to any distribution, and it continues to qualify for tax treatment as if it were a partnership for federal and state income tax purposes, it may pay cash distributions to its members in any fiscal year in amounts not exceeding the members’ federal and state income tax liability for the immediately preceding fiscal year arising as a direct result of its reported income for said fiscal year.

6.8.         Type of Business. It shall not make any material change in the type, character, or nature of its business activities, engage in any new type of business activity, or interrupt or cease to engage in any material portion of its business activities or operations for a time deemed material by Lender.

6.9.         Structure. It shall not change its name or make any material change in its corporate structure or alter or amend its capital structure

6.10.       Debt. Without the prior written consent of Lender, it shall not incur or permit to exist any indebtedness (including capital leases and synthetic leases) to any Person, other than indebtedness to Lender, indebtedness existing on the date of this Agreement and disclosed on the financial statements provided to Lender prior to the date hereof (provided that such indebtedness will not be increased), and issuance of new units related to that certain equity raise as described in Form S-1 which Borrower filed with the United States Securities and Exchange Commission on September 1, 2023.

6.11.       Transactions with Affiliates. It shall not enter into any transaction with any Affiliate, including without limitation the purchase, sale, or exchange of property or the rendering of any service, except in the ordinary course of business and upon fair and reasonable terms no less favorable to it than those that would prevail in a comparable arm’s-length transaction with a Person not an Affiliate.

6.12.       Margin Stock. Borrower shall not use any part of the proceeds of any Loan, either directly or indirectly, for the purpose, whether immediate, incidental, or ultimate, of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time) or extending credit to others for the purpose of purchasing or carrying any margin stock or for any purpose which violates any applicable provision of any regulation of the Board of Governors of the Federal Reserve System. Borrower shall not use any part of the proceeds of any Loan for speculative investment purposes, including without limitation speculating or hedging in the commodities or futures markets.

6.13.       Fiscal Year. It shall not change its fiscal year.

7.            Events of Default. The occurrence of any of the following shall constitute an Event of Default and Default under this Agreement and each of the other Loan Documents:

7.1.         Any Loan Party fails to pay any principal, interest, fees, or any other amount when due under this Agreement or any other Loan Document.

7.2.         Any default or event of default occurs under or any Loan Party fails to pay, perform, or comply with any term, condition, covenant, or obligation set forth in this Agreement or any other Loan Document (other than an Event of Default specified in Section 7.1); provided, however, Borrower shall have the right to cure an Event of Default under this Section 7.2 if (a) such Event of Default is reasonably capable of being cured by Borrower, and (b) Borrower cures such Event of Default within ten (10) days after Lender gives written notice thereof to Borrower.

7.3.         Any default or event of default occurs under or any Loan Party fails to pay, perform, or comply with any term, condition, covenant, or obligation in any loan agreement, promissory note, guaranty, or any other agreement, document, or instrument of such Loan Party with or in favor of Lender or any affiliate of Lender and such failure is not remedied within any applicable grace period.

7.4.         Any default or event of default occurs under or any Loan Party fails to pay, perform, or comply with any term, condition, covenant, or obligation in any note, indenture, agreement, undertaking, or obligation in excess of fifty thousand and 0/100 dollars ($50,000.00) of any kind to any Person and such failure is not remedied within any applicable grace period.

7.5.         Any default or event of default occurs under any security instrument securing any indebtedness or obligation of Borrower to Lender or any security interest or lien created or purported to be created by this Agreement or any Security Document shall cease to be, or shall be asserted by any Person not to be, a valid and perfected first priority security interest or lien.

7.6.         Any Guaranty or other Loan Document shall cease to be, or shall be asserted by any Person not to be, in full force and effect or any Guarantor shall attempt to revoke, repudiate, or limit any Guaranty.

7.7.         Any warranty, representation, statement, or information made or furnished to Lender by or on behalf of any Loan Party proves to have been false or misleading in any material respect when made or furnished or when deemed made or furnished or becomes false or misleading at any time thereafter.

7.8.         Any proceeding under any bankruptcy or insolvency laws is commenced by or against, a receiver is appointed for any part of the property of, or any attachment, seizure, or levy is made on any property of any Loan Party, or any Loan Party makes an assignment for the benefit of creditors, enters into any type of creditor workout, is not Solvent, or admits in writing its inability to pay its debts as they mature.

7.9.         Any individual Loan Party or partner in any Loan Party dies; the trustor of any Loan Party which is a revocable trust dies; any Loan Party which is a corporation, partnership, limited liability company, or other type of entity is dissolved or liquidated or takes any action to authorize a dissolution or liquidation; there is a change in the trustee of any Loan Party which is a trust or trustee; or the trustee or trustor of any Loan Party which is a trust (or trustee acting with respect to property held in trust) revokes, amends, or terminates such trust or the agreement governing such trust.

7.10.       Any judgment, writ of attachment, or similar process shall be entered or filed against any Loan Party or any property of any Loan Party, which together with all other outstanding judgments, writs of attachment, and similar processes against such Loan Party exceeds the sum of fifty thousand and 0/100 dollars ($50,000.00) (in excess of insurance coverage) and shall remain unpaid, unvacated, unbonded, or unstayed for a period of thirty (30) days or more.

7.11.       [Reserved]

7.12.       Lender determines that there has been a material adverse change in the operations, business, management, prospects, or condition (financial or otherwise) of any Loan Party or in any Collateral or the value of any Collateral or Lender reasonably deems itself insecure with respect to the payment or performance of any obligations of any Loan Party to Lender.

8.            Consequences of Default; Lender’s Rights and Remedies. Time is of the essence of this Agreement. Without prejudice to any right of Lender to require payment of any Obligations of Borrower to Lender under any of the Loan Documents on demand, upon the occurrence of any Event of Default, and at any time thereafter, Lender shall have the option to do any one or more of the following:

8.1.         Terminate Commitment to Lend. Without notice to any Loan Party, Lender may terminate all commitments to lend, declare the entire outstanding balance of principal and interest under this Agreement and other amounts due under the Loan Documents, and all Obligations immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, or other requirements of any kind, all of which are expressly waived by each Loan Party; provided, however, that if any proceeding under any bankruptcy or insolvency laws is commenced by or against any Loan Party, all commitments to lend shall be immediately terminated without notice, and the entire outstanding balance of principal and interest under this Agreement and other amounts due under the Loan Documents shall automatically become immediately due and payable without presentment, demand, protest, or other requirements of any kind, all of which are expressly waived by each Loan Party.

8.2.         Collect the Collateral. Lender may collect any of the Collateral and, at Lender’s option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Obligations.

8.3.         Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Borrower. Lender may sell the Collateral at public auction or private sale in its then present condition or following such preparation and processing as Lender deems commercially reasonable. Lender has no duty to prepare or process the Collateral prior to sale. Lender may disclaim warranties of title, possession, quiet enjoyment, and the like. Such actions by Lender shall not affect the commercial reasonableness of the sale. Further, Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Lender sells any Collateral on credit, Borrower will be credited only with payments actually made by the purchaser, received by the Lender, and applied to the indebtedness of the purchaser. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made unless Borrower has signed, after an Event of Default occurs, a statement renouncing or modifying Borrower’s right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Obligations secured by this Agreement and shall be payable on demand, with interest at the highest rate applicable to any Obligations from date of expenditure until repaid.

8.4.         Dealing with Collateral. Lender may register any or all investment property in Lender’s sole name or in the name of its broker, agent, or nominee; remove any or all Collateral from any brokerage accounts, account with Lender, or account with any financial intermediary; exercise all rights of Lender under any control agreement relating to investment property; deem itself to be the entitlement holder of any Collateral; exercise any voting, conversion, registration, purchase, or other rights of a holder of any Collateral (and any reasonable expense in that connection shall be an expense of preserving the value of the Collateral); collect, with or without legal action, any notes, checks, or other instruments for the payment of money that are included in the Collateral and compromise or settle with any Obligor.

8.5.         Sell Securities. Lender may sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws, notwithstanding any other provision of this or any other agreement. If, because of restrictions under such laws, Lender is or believes it is unable to sell the securities in an open market transaction, Borrower agrees that Lender shall have no obligation to delay sale until the securities can be registered, and may make a private sale to one or more Persons or to a restricted group of Persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction, and such a sale shall be considered commercially reasonable. If any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or state securities departments under state “Blue Sky” laws, or Borrower is an affiliate of the issuer of the securities, Borrower agrees that neither Borrower nor any agent of Borrower will sell or dispose of any securities of such issuer without obtaining Lender’s prior written consent.

8.6.         Foreclosure. Lender may maintain a judicial suit for foreclosure and sale of the Collateral.

8.7.         Transfer Title. Lender shall have the right to effect transfer of title upon sale of all or part of the Collateral. For this purpose, Borrower irrevocably appoints Lender as its attorney-in-fact to execute endorsements, assignments, and instruments in the name of Borrower and each of them (if more than one) as shall be necessary or reasonable.

8.8.         Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as it may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available under the Loan Documents, at law, in equity, or otherwise.

8.9.         Application of Proceeds. Lender may apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorney’s fees as provided below, and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the Obligations, with any excess funds to be paid to Borrower as the interests of Borrower may appear. Borrower agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Obligations.

8.10.       Cumulative Remedies. All of Lender’s rights and remedies, whether evidenced by this Agreement, the other Loan Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy and an election to make expenditures or to take action to perform an obligation of Borrower under this Agreement, after Borrower’s failure to perform, shall not affect Lender’s right to declare a default and to exercise its remedies.

8.11.       Other Remedies. Lender may exercise any and all other rights and remedies provided in the Loan Documents and in any related agreements and documents and as otherwise provided by law.

8.12.       Grace Periods. Notwithstanding any grace periods, cure rights, or rights to cure events of default provided in this Agreement or in any of the other Loan Documents, each Loan Party agrees that such Loan Party shall have only such cure rights and grace periods as may be set forth herein and such cure rights and grace periods shall not be cumulative with the cure rights and grace periods in any other Loan Document.

9.            Hazardous Substances.

9.1.         Representations and Warranties. Except as disclosed to and acknowledged by Lender in writing, each Loan Party represents and warrants that: (a) during the period of its ownership or operation of the real property where it operates its business or where the Collateral is located (the “Properties”), there has been no use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance by any Person on, under, about, or from any of the Properties except such use and storage as is reasonable and necessary in electronics and has been conducted in accordance with all applicable federal, state, and local laws, regulations, and ordinances; or (b) it has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance on, under, about, or from the Properties by any prior owners or occupants of any of the Properties, or (ii) any actual or threatened litigation or claims of any kind by any Person relating to such matters. The representations and warranties contained herein are based on the Loan Parties’ due diligence in investigating the Properties for Hazardous Substances.

9.2.         Activities. Except as agreed to by Lender in writing, each Loan Party agrees that it will not and will not permit any tenant, contractor, agent, or other authorized user of any of the Properties to use, generate, manufacture, store, treat, dispose of, or release any Hazardous Substance on, under, about, or from any of the Properties; provided, however, that Borrower may use and store such Hazardous Substances as are reasonable and necessary in the operation of its business, so long as such use, storage, and any other permitted activity is conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances.

9.3.         Inspections. Each Loan Party authorizes Lender and its agents to enter upon the Properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the Properties with this section. Any inspections or tests made by Lender shall be at the expense of the Loan Parties and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to any Loan Party or any other Person.

9.4.         Release and Indemnity. Each Loan Party hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event it becomes liable for cleanup or other costs under any Environmental Laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section or as a consequence of any use, generation, manufacture, storage, disposal, release, or threatened release of a Hazardous Substance on or from the Properties.

9.5.         Survival. The provisions of this section, including the obligation to indemnify, shall survive the repayment of this Agreement and other liabilities and obligations of Borrower under this Agreement, and the termination or expiration of this Agreement, and shall not be affected by Lender’s acquisition of any interest in any of the Properties, whether by foreclosure or otherwise.

10.            Definitions and Interpretive Provisions.

10.1.       Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Access Laws” means the federal Americans with Disabilities Act of 1990 (“ADA”); the federal Fair Housing Amendments Act of 1988; all other federal, state, and local laws or ordinances relating to accessibility to facilities or properties for disabled, handicapped, and/or physically challenged persons, or other persons covered by the ADA; and all statutes, rules, regulations, ordinances, orders of governmental bodies and regulatory agencies, and orders and decrees of any court adopted, enacted, or issued with respect thereto; all as now existing or hereafter amended or adopted.

“Affiliate” means with respect to any Person (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian, or other fiduciary, five percent (5%) or more of the stock or other ownership interests having ordinary voting power of such Person; (b) each other Person as to which five percent (5%) or more of its stock or other ownership interests having ordinary voting power are directly or indirectly owned or controlled, whether beneficially, or as a trustee, guardian, or other fiduciary, by such Person; (c) each Person that Controls, is Controlled by, or is under common Control with such Person or any Affiliate of such Person; and (d) each of such Person’s executive officers, directors, joint venturers, shareholders, members, general partners, and other equity owners.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Borrower” means WiSA Technologies, Inc. a Delaware corporation.

“Environmental Laws” means all federal, state, regional, county, and local statutes, regulations, ordinances, rules, regulations, and policies, all court and administrative orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever, including but not limited to those relating to the presence, manufacture, processing, use, distribution, treatment, storage, disposal, generation, or transportation of Hazardous Substances; air, water (including surface water, groundwater, and stormwater), or soil (including subsoil) contamination or pollution; the presence or Release of Hazardous Substances, protection of wildlife, endangered species, wetlands, or natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing, including without limitation the following statutes and regulations adopted thereunder: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation Recovery Act and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq. (“TSCA”); the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Occupational Safety and Health Act, 19 U.S.C. § 6251 et seq., as each of the foregoing may be amended from time to time.

“Financial Statements” means (a) for any Person which is a corporation or other entity, that Person’s balance sheet and related statements of income, retained earnings, and cash flows prepared in accordance with GAAP, and (b) for any individual, that Person’s personal financial statements in a form acceptable to Lender.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) which are applicable to the circumstances as of the date of application.

“Guaranty” means each guaranty of any obligations of Borrower to Lender heretofore, contemporaneously herewith, or hereafter executed by any other Person.

“Hazardous Substances” means (a) any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material now or hereafter regulated by any Environmental Law or defined or designated as a hazardous, infectious, toxic or radioactive material, waste or substance, or as a pollutant or contaminant (or designated by any other similar term), by any Environmental Law now or hereafter in effect; (b) asbestos and any substance or compound containing asbestos; (c) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (d) urea formaldehyde foam insulation; (e) polychlorinated biphenyls (PCBs); (f) radon; (g) mold; and (h) any other chemical, material, or substance, exposure to which (because of its quantity, concentration, or physical or chemical characteristics) is limited or regulated for health and safety reasons by any governmental authority or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

“Loan(s)” means any one or more of the loans described in Section 1.

“Loan Documents” means this Agreement, any additional Security Documents, and all other documents and instruments attached hereto, referred to herein, or heretofore, contemporaneously herewith, or hereafter executed or delivered to Lender by any Person in connection with the credit accommodations described herein.

“Loan Party” means Borrower, Guarantor, any Person providing collateral for obligations of Borrower to Lender, and any other Person except Lender signing any Loan Document.

“Obligations” means all present and future indebtedness and obligations of Borrower to Lender which are described in this Agreement and other Loan Documents, together with all obligations, costs, and expenses for which Borrower is responsible under this Agreement and other Loan Documents. The Indebtedness also includes all other debts, liabilities, obligations, covenants, warranties, and duties of Borrower to Lender (including without limitation principal, interest, fees, charges, costs, expenses, and attorney’s fees); whether now existing or hereafter existing or incurred, including without limitation indebtedness, obligations, and claims with respect to advances, promissory notes, suretyships, guaranties; whether voluntary or involuntary, due or not due, direct or indirect, liquidated or unliquidated, absolute or contingent; whether arising out of the Loan Documents or otherwise; whether related in time or type to any other Indebtedness or to the Indebtedness owing, being extended to, or contemplated by the parties at the time this Agreement is executed; whether any Borrower is liable individually or jointly with others, or liable as guarantor, surety, accommodation party, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become unenforceable.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor thereto.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision, or any other entity, whether acting in an individual, fiduciary, or other capacity.

“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or any EU member state, (b) any Person or group operating, organized, or resident in a Sanctioned Country, (c) any agency, political subdivision, or instrumentality of the government of a Sanctioned Country, or (d) any Person fifty percent (50%) or more owned, directly or indirectly, by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom.

“Security Documents” means such security agreements, financing statements, pledge agreements, assignments, mortgages, deeds of trust, and other documents and instruments which have been or are at any time given to Lender by Borrower or any other Person to grant, preserve, protect, and perfect Lender’s security interests in any and all property (real or personal) granted to Lender as collateral security for any or all of the present or future indebtedness and obligations of Borrower to Lender.

“Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the total amount of the liabilities (including without limitation the net present value of contingent liabilities discounted by the probability that the contingency will occur) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute an unreasonably small capital.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture, or other business entity of which more than fifty percent (50%) of the voting stock, membership interests, or other equity interests (in the case of Persons other than corporations), is owned or Controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

10.2.       Other Interpretive Provisions.

10.2.1.    References to any Loan Document shall mean such Loan Document as amended, modified, supplemented, or extended from time to time and any number of substitutions, restatements, renewals, and replacements thereof or therefor.

10.2.2.    References to governmental laws, statutes, ordinances, rules, and regulations shall be construed as including all amendments, consolidations, and replacements thereof or therefor.

10.2.3.    Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

11.            Miscellaneous.

11.1.       Lender’s Option to Provide Additional Funding. In the event that Borrower seeks additional funding in the event of a full review by the United States Securities and Exchange Commission of its Form S-1 filed on September 1, 2023, Borrower grants to Lender the option to consider and provide additional funding to Borrower before approaching any other potential lender. Borrower shall notify Lender within two (2) business days of being able to seek additional funding and availability of this option, per the Notice provision in Section 11.4. Borrower further agrees to consider Lender first and exclusively for three (3) business days after providing notice of the availability of this option to Lender.

11.2.       No Waiver by Lender. No failure or delay of Lender in exercising any right, power, or remedy under this Agreement or any Loan Document shall operate as a waiver of such right, power, or remedy of Lender or of any other right. A waiver of any provision of any Loan Document shall not constitute a waiver of or prejudice Lender’s right otherwise to demand strict compliance with that provision or any other provision. Any waiver, permit, consent, or approval of any kind or character on the part of Lender must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.3.       Costs and Fees. Without limiting any other provisions of this Agreement, each Loan Party hereby agrees to pay Lender on demand an amount equal to all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution, administration, and enforcement of the Loan Documents and the collection of amounts due to Lender, including without limitation all recording costs, filing fees, costs of appraisals, costs of collateral audits, costs of perfecting, protecting, and defending Lender’s security interest in the Collateral and fees of in-house and outside counsel. Without limiting the foregoing, if litigation or arbitration is commenced to enforce or construe any term of any of the Loan Documents, each Loan Party shall pay to Lender all costs thereof, including but not limited to reasonable attorney’s fees in any arbitration, trial, appellate proceeding, proceeding under the bankruptcy code (including efforts to modify or vacate any automatic stay or injunction) or receivership, and post-judgment attorney’s fees incurred in enforcing any judgment.

11.4.       Notices. Except as otherwise specifically set forth in any Loan Document, all notices, requests, and demands hereunder shall be in writing and shall be deemed to have been given when hand-delivered, delivered by courier, when deposited in the mail as first class, registered, or certified mail, postage prepaid, or when sent by fax, addressed to Lender as set forth above or addressed to any Loan Party as set above or to any address at which Lender customarily communicates with such Loan Party; provided, however, that any request by Borrower for a Loan shall not be effective until received by Lender. Any party may at any time change its address for notices by giving notice of such change to the other parties.

11.5.       Sharing of Information with Affiliates. Each Loan Party hereby consents to the sharing of information concerning or provided by any Loan Party or its affiliates by and among Lender, and their present and future affiliates, and their respective present and future officers, directors, employees, agents, and advisors.

11.6.       Integration; Conflicting Terms. This Agreement, together with the other Loan Documents, comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights and remedies of Lender in any of the other Loan Documents shall not be deemed a conflict with this Agreement. No modification or amendment to this Agreement shall be effective unless in writing and signed by the party or parties sought to be charged or bound by such amendment or modification.

11.7.       Assignment and Participation. Lender may from time to time assign or sell participating interests in all or any part of its interest in this Agreement and the other Loan Documents and in connection therewith disclose any information (financial or otherwise) Lender may have concerning any Loan Party.

11.8.       Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Lender.

11.9.       PATRIOT Act Notification. Lender hereby notifies Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify, and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Loan Party in accordance with the requirements of the PATRIOT Act.

11.10.     Indemnification. Except for harm arising from Lender’s gross negligence or willful misconduct, each Loan Party hereby indemnifies and agrees to defend and hold Lender harmless from any and all losses, costs, damages, claims, and expenses of any kind suffered by or asserted against Lender relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral securing the obligations of any Loan Party to Lender (including without limitation any Loan Party’s failure to perform its obligations relating to any environmental matters). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the obligations of the Loan Parties to Lender under this Agreement.

11.11.     Severability. If any provision of this Agreement or any of the Loan Documents is held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision.

11.12.     Governing Law; Jurisdiction. Except as otherwise specifically set forth in any Loan Document, this Agreement and the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles (except that matters concerning the validity and perfection of security interests covered thereby shall be governed by the conflicts of law provisions of the Uniform Commercial Code); provided, however, that to the extent that Lender has greater rights or remedies under federal law, this provision shall not be deemed to deprive Lender of such rights and remedies as may be available under federal law. Each Loan Party hereby consents to the jurisdiction of any state or federal court located in or with jurisdiction over Multnomah County, Oregon, with regard to any actions, claims, disputes, or proceedings arising from or related to this Agreement and the other Loan Documents; provided, however, that this shall not limit Lender’s right to bring proceedings against any Loan Party in the competent courts of any other jurisdiction. To the fullest extent that it may legally do so, each Loan Party waives any objection which it may now or hereafter have to the laying of venue in any such court, including without limitation any objection based on the doctrine of forum non conveniens.

11.13.     Additional Acts. Upon request by Lender, each Loan Party will from time to time provide such information, execute such documents, and do such acts as may reasonably be required by Lender in connection with any indebtedness or obligations of any of them to Lender.

11.14.     Documents Satisfactory to Lender. All information, documents, and instruments required to be executed or delivered to Lender shall be in form and substance satisfactory to Lender.

11.15.     Exhibits. All Exhibits referred to herein are attached hereto and hereby incorporated by reference as if fully set forth herein.

11.16.     WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ALL DOCUMENTS RELATING TO THIS AGREEMENT, THE OBLIGATIONS HEREUNDER, OR ANY TRANSACTION ARISING HEREFROM OR CONNECTED HERETO. BORROWER REPRESENTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY GIVEN.

11.17.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of said counterparts taken together shall constitute but one document.

Under Oregon law, most agreements, promises, and commitments made by Lender concerning loans and other credit extensions which are not for personal, family, or household purposes or secured solely by the borrower’s residence must be in writing, express consideration, and be signed by the Lender to be enforceable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BORROWER:

WiSA Technologies, Inc., a Delaware corporation

By:	/s/ Brett Moyer
Brett Moyer, CEO

LENDER:

MERIWETHER GROUP CAPITAL HERO FUND LP, a Delaware limited partnership

By:	MERIWETHER GROUP CAPITAL LLC, a Delaware limited liability company, General Partner

	By:	FS CONSULTING LLC, an Oregon limited liability company, Manager

		By:	/s/ Jamie Shulman
Jamie Shulman, Manager